HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                     FOR:     Henry Schein, Inc.
                                     CONTACT: Steven Paladino
                                              Executive Vice President and Chief
                                              Financial Officer
                                              steven.paladino@henryschein.com
                                              (631) 843-5500

                                              Susan Vassallo
                                              Director, Investor and
                                              Public Relations
                                              susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                         (631) 843-5562

                   HENRY SCHEIN REPORTS RECORD SECOND QUARTER
                          DILUTED EPS OF $0.86, UP 16%

             Net sales increase 22% to a Q2 record of $945.7 million

MELVILLE, N.Y. - July 27, 2004 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended June 26, 2004.

     Net sales for the second quarter of 2004 were a record $945.7 million, an increase of 21.8% from the second quarter of 2003 (See Exhibit A for details of sales growth). This increase includes 20.3% local currency growth (12.4% internally generated and 7.9% from acquisitions net of a divestiture) and 1.5% related to foreign currency exchange. Record second quarter net income was $38.7 million, an increase of 17.9% compared with the second quarter of 2003. Earnings per diluted share of $0.86 represents an increase of 16.2% compared with the second quarter of 2003.

     "Growth in net sales during the second quarter was outstanding, and reflects meaningful market-share gains in our Dental, Medical and International business groups through strong internal growth complemented by strategic acquisitions," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein.

     Dental sales increased by 17.1% including 16.9% growth in local currencies (13.2% internally generated and 3.7% from acquisitions) and 0.2% related to foreign currency exchange. In local currencies, Dental consumable merchandise sales increased 16.9% (13.1% internal growth) and Dental equipment sales and service revenues were up 16.8% (13.2% internal growth).

     "Our Dental Group's impressive internal growth rate was two to three times our estimate for market growth and was enhanced by the successful introductions of the Colgate and Pentron product lines," explained Mr. Bergman.

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     Medical sales increased 24.0% (14.3% internal growth and 9.7% acquisition growth), Technology and Value-Added Services sales grew 9.7% (6.0% internal growth and 3.7% acquisition growth) and International sales improved 30.2% including 22.2% in local currencies (7.2% internally generated and 15.0% from acquisitions net of a divestiture) and 8.0% due to foreign currency exchange.

     "Second quarter sales by our Medical Group continued to reflect total and internal growth significantly above market growth rates. Technology and Value-Added Services sales gains were highlighted by strong performance at our electronic services business, including dental claims processing. International Group internal sales gains in local currencies solidly exceeded our estimate for market growth, with particular strength in France, Spain and the United Kingdom. A highlight of the quarter was completing the acquisition of the demedis full-service businesses in Germany and the Benelux countries, and the KRUGG direct-marketing dental and veterinary business in Italy. We look forward to further international success, particularly in Europe, as we continue to execute our full-service dental strategy across the continent, " Mr. Bergman added.

     "We are excited about our recent entry into the large, fast growing and highly profitable market for dental implants through Camlog GmbH. This excellent, new product line is consistent with our goal to bring our customers an increasing number of value-added products and services," noted Mr. Bergman.

     Second quarter operating margin decline reflects a continuation of the change in product sales mix experienced during the first quarter. This change in sales mix was primarily in the injectable pharmaceutical component of the Company's Medical Group as well as, to a lesser extent, within the Technology and Value-Added Services Group.

     Cash flow from operations for the second quarter of 2004 was $81.0 million, compared with $55.1 million for the second quarter of 2003.

Stock Repurchase Plan

     The Company reported that under a repurchase program of up to two million shares of common stock announced in March 2003, 406,600 shares were repurchased during the second quarter of 2004 at an average price of $68.72 per share and, to date, the entire two million shares have been repurchased at an average price of $53.87. The impact of this share repurchase on second quarter diluted EPS was not meaningful. On June 21, 2004 the Company reported that, in addition to the previously announced share repurchase program, its Board of Directors has authorized the repurchase of up to $100 million worth of shares of the Company's common stock.

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2004 EPS Guidance

     Henry Schein reaffirmed previous financial guidance for 2004. The Company expects full-year 2004 earnings per diluted share of $3.55 to $3.61. This represents growth of 15% to 17% compared with 2003 results from continuing operations. The Company noted that this 2004 EPS guidance is for current operations including completed acquisitions, and does not include the impact of potential future acquisitions.

Second Quarter Conference Call Webcast

     The Company will hold a conference call to discuss second quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein

     Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 450,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $3.4 billion in 2003. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.

     Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.

     Headquartered in Melville, N.Y., Henry Schein employs more than 9,000 people and has operations in 18 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

     Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings.

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                               (TABLES TO FOLLOW)


                               HENRY SCHEIN, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                          Three Months Ended             Six Months Ended
                                                      --------------------------    --------------------------
                                                        June 26,       June 28,      June 26,       June 28,
                                                          2004           2003          2004           2003
                                                      -----------    -----------    -----------    -----------
Net sales .........................................   $   945,690    $   776,166    $ 1,832,321    $ 1,514,163
Cost of sales .....................................       693,975        555,637      1,349,779      1,092,217
                                                      -----------    -----------    -----------    -----------
       Gross profit ...............................       251,715        220,529        482,542        421,946
Operating expenses:
    Selling, general and administrative ...........       188,130        164,499        372,657        323,711
                                                      -----------    -----------    -----------    -----------
       Operating income ...........................        63,585         56,030        109,885         98,235
Other income (expense):
    Interest income ...............................         2,451          1,921          4,667          4,313
    Interest expense ..............................        (3,114)        (4,595)        (6,116)        (9,328)
    Other, net ....................................           180            242            331            927
                                                      -----------    -----------    -----------    -----------
       Income before taxes, minority interest
         and equity in earnings of affiliates .....        63,102         53,598        108,767         94,147
Taxes on income ...................................       (23,412)       (20,207)       (40,444)       (35,413)
Minority interest in net income of subsidiaries ...        (1,254)          (874)        (1,779)        (1,611)
Equity in earnings of affiliates ..................           300            338            585            498
                                                      -----------    -----------    -----------    -----------
Net income ........................................   $    38,736    $    32,855    $    67,129    $    57,621
                                                      ===========    ===========    ===========    ===========

Earnings per common share:
    Basic .........................................   $      0.88    $      0.76    $      1.53    $      1.32
                                                      ===========    ===========    ===========    ===========
    Diluted .......................................   $      0.86    $      0.74    $      1.49    $      1.29
                                                      ===========    ===========    ===========    ===========

Weighted-average common shares outstanding:
    Basic .........................................        43,914         43,500         43,850         43,754
                                                      ===========    ===========    ===========    ===========
    Diluted .......................................        45,040         44,549         45,073         44,780
                                                      ===========    ===========    ===========    ===========

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

                               HENRY SCHEIN, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                        June 26,       December 27,
                                                                          2004             2003
                                                                      -----------      -----------
                                                                      (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents ......................................  $   106,337      $   157,351
    Accounts receivable, net of reserves of $45,970 and $43,203 ....      518,808          467,085
    Inventories ....................................................      444,979          385,846
    Deferred income taxes ..........................................       30,108           30,559
    Prepaid expenses and other .....................................      146,442          115,643
                                                                      -----------      -----------
            Total current assets ...................................    1,246,674        1,156,484
Property and equipment, net ........................................      158,036          154,205
Goodwill ...........................................................      570,420          398,888
Other intangibles, net .............................................       99,861           37,551
Investments and other ..............................................      125,282           72,242
                                                                      -----------      -----------
            Total assets ...........................................  $ 2,200,273      $ 1,819,370
                                                                      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ...............................................  $   287,714      $   278,163
    Bank credit lines ..............................................       85,033            6,059
    Current maturities of long-term debt ...........................        3,114            3,253
    Accrued expenses:
       Payroll and related .........................................       89,633           68,214
       Taxes .......................................................       58,565           45,969
       Other .......................................................      125,077          117,530
                                                                      -----------      -----------
            Total current liabilities ..............................      649,136          519,188
Long-term debt .....................................................      420,877          247,100
Deferred income taxes ..............................................       54,627           32,938
Other liabilities ..................................................       13,816            4,494

Minority interest ..................................................       13,263           11,532
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 authorized,
       none outstanding ............................................         --               --
   Common stock, $.01 par value, 120,000,000 authorized,
        43,737,962 and 43,761,973 outstanding ......................          437              438
   Additional paid-in capital ......................................      453,383          445,118
   Retained earnings ...............................................      575,123          533,654
   Accumulated other comprehensive income ..........................       20,125           24,999
   Deferred compensation ...........................................         (514)             (91)
                                                                      -----------      -----------
            Total stockholders' equity .............................    1,048,554        1,004,118
                                                                      -----------      -----------
            Total liabilities and stockholders' equity .............  $ 2,200,273      $ 1,819,370
                                                                      ===========      ===========


NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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
                               HENRY SCHEIN, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                  Three Months Ended             Six Months Ended
                                                               ------------------------      ------------------------
                                                                June 26,       June 28,       June 26,       June 28,
                                                                 2004           2003            2004           2003
                                                               ---------      ---------      ---------      ---------
Cash flows from operating activities:
    Net income ............................................... $  38,736      $  32,855      $  67,129      $  57,621
    Adjustments to reconcile net income to net
     cash provided by operating activities:
           Depreciation and amortization .....................    10,342          8,571         19,984         17,115
           Provision for losses and allowances
              on trade receivables ...........................       744          1,660          1,153          3,820
           Provision for deferred income taxes ...............     2,831          1,825          3,396          3,893
           Undistributed earnings of affiliates ..............      (300)          (338)          (585)          (498)
           Minority interest in net income of subsidiaries ...     1,254            874          1,779          1,611
           Other .............................................       (56)          (161)            88           (246)
           Changes in operating assets and liabilities,
             net of effect of acquisitions:
                 Accounts receivable .........................    (8,118)       (20,416)       (14,933)       (33,578)
                 Inventories .................................     1,959         13,305        (21,150)         4,481
                 Other current assets ........................    (8,600)         1,690          9,738         12,527
                 Accounts payable and accrued expenses .......    42,253         15,251         (5,856)       (25,715)
                                                               ---------      ---------      ---------      ---------
Net cash provided by operating activities ....................    81,045         55,116         60,743         41,031
                                                               ---------      ---------      ---------      ---------
Cash flows from investing activities:
    Purchases of capital expenditures ........................    (8,135)        (7,813)       (13,789)       (21,321)
    Payments for business acquisitions,
      net of cash acquired ...................................   (88,441)       (64,473)      (135,807)       (66,754)
    Payments related to pending business
     acquisitions ............................................   (13,375)          --          (56,441)          --
    Purchases of marketable securities .......................      --          (17,094)          --          (21,195)
    Proceeds from sales of marketable securities .............      --             --           14,472           --
    Proceeds from maturities of marketable securities ........      --            2,100           --           28,530
    Other ....................................................       840          3,348         (5,417)         1,861
                                                               ---------      ---------      ---------      ---------
Net cash used in investing activities ........................  (109,111)       (83,932)      (196,982)       (78,879)
                                                               ---------      ---------      ---------      ---------
Cash flows from financing activities:
    Proceeds from bank borrowings ............................   180,000           --          180,000           --
    Repayment of debt assumed in business
     acquisitions ............................................  (113,779)          --         (113,779)          --
    Principal payments on long-term debt .....................    (1,448)        (4,700)        (1,710)        (4,954)
    Proceeds from issuance of stock upon exercise
     of stock options ........................................     5,195          6,729         17,878         11,329
    Net proceeds from (payments on) short-term
     bank borrowings .........................................    26,278            735         50,695        (46,152)
    Payments for repurchases of common stock .................   (34,910)       (39,669)       (45,964)          (940)
    Other ....................................................      (160)          (158)          (506)           (93)
                                                               ---------      ---------      ---------      ---------
Net cash provided by (used in) financing activities ..........    61,176        (37,063)        86,614        (40,810)
                                                               ---------      ---------      ---------      ---------
Net change in cash and cash equivalents ......................    33,110        (65,879)       (49,625)       (78,658)
Effect of exchange rate changes on cash and cash
   equivalents ...............................................       141             45         (1,389)          (832)
Cash and cash equivalents, beginning of period ...............    73,086        186,995        157,351        200,651
                                                               ---------      ---------      ---------      ---------
Cash and cash equivalents, end of period ..................... $ 106,337      $ 121,161      $ 106,337      $ 121,161
                                                               =========      =========      =========      =========


NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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
Exhibit A

                               Henry Schein, Inc.
                      2004 Second Quarter and Year to Date
                            Sales Growth Rate Summary
                                   (unaudited)


                                            Q2 2004 over Q2 2003
                                            --------------------


                                     Consolidated        Dental           Medical       International     Technology
                                     ------------     ------------     ------------     ------------     ------------
Internal                                    12.4%            13.2%            14.3%             7.2%             6.0%

Acquisitions                                 9.0%             3.7%             9.7%            20.4%             3.7%

Divestiture                                 -1.1%              --               --             -5.4%              --
                                     ------------     ------------     ------------     ------------     ------------
     Local Currency Sales Growth            20.3%            16.9%            24.0%            22.2%             9.7%

Foreign Currency Exchange                    1.5%             0.2%              --              8.0%              --
                                     ------------     ------------     ------------     ------------     ------------
     Total Sales Growth                     21.8%            17.1%            24.0%            30.2%             9.7%
                                     ============     ============     ============     ============     ============



                                            YTD Q2 2004 over YTD Q2 2003
                                            ----------------------------


                                     Consolidated        Dental           Medical       International     Technology
                                     ------------     ------------     ------------     ------------     ------------
Internal                                    11.0%            10.7%            13.3%             7.3%             7.3%

Acquisitions                                 8.5%             4.4%            10.0%            16.0%             3.7%

Divestiture                                 -1.1%              --               --             -5.9%              --
                                     ------------     ------------     ------------     ------------     ------------
     Local Currency Sales Growth            18.4%            15.1%            23.3%            17.4%            11.0%

Foreign Currency Exchange                    2.6%             0.5%              --             13.1%              --
                                     ------------     ------------     ------------     ------------     ------------
     Total Sales Growth                     21.0%            15.6%            23.3%            30.5%            11.0%
                                     ============     ============     ============     ============     ============

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
Exhibit B

                               HENRY SCHEIN, INC.
                      2004 Second Quarter and Year to Date
                 Details of "Comparable Basis" Growth Comparison
                            Income Statement Summary
                      (in thousands, except per share data)
                                   (unaudited)

                       Second Quarter           %              Year to Date            %
                     2004         2003       Growth         2004         2003       Growth
As Reported
-------------------------------------------------------------------------------------------
Net Income         $ 38,736     $ 32,855       17.9%      $ 67,129     $ 57,621       16.5%

Diluted EPS            0.86         0.74       16.2%          1.49         1.29       15.5%
-------------------------------------------------------------------------------------------

Subtract: Gain on Real Estate Transaction (1)
Net Income             --           --                        --       $   (454)
Diluted EPS            --           --                        --          (0.01)

Comparable Basis
-------------------------------------------------------------------------------------------
Net Income         $ 38,736     $ 32,855       17.9%      $ 67,129     $ 57,167       17.4%

Diluted EPS            0.86         0.74       16.2%          1.49         1.28       16.4%
-------------------------------------------------------------------------------------------

(1) In the first quarter of 2003, there was a $726 thousand pre-tax gain ($454 thousand after-tax) related to a real estate transaction. This gain was included in the "Other, net" line on the consolidated income statement.

Use of Non-GAAP Measures

The above 'Comparable Basis' net income and diluted earnings per share are financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The above table reconciles net income and diluted earnings per share, the Company's most directly comparable financial measures calculated and presented in accordance with GAAP, to 'Comparable Basis' net income and diluted earnings per share as adjusted to eliminate the effect of a real estate transaction gain which is not part of our ongoing healthcare distribution and technology operations.

Management eliminates the effect of such items to assist in evaluating the underlying operational performance of the Company's business segments over the periods presented. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. In addition, management uses these measures for budgeting and planning purposes. These measures should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with GAAP.


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